EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. 333-138764, 333-114650, 333-110769, 333-105524, 333-101130, 333-102650, 333-80443, 333-47392, 333-72894, 333-75872, 333-82006, and 333-69123 of our report dated March 30, 2007 relating to our audit of the consolidated financial statements which are included in the 2006 annual report on Form 10-K of Torvec, Inc.

/s/ EISNER LLP
New York, New York
March 30, 2007